UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 21, 2004
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                             DPAC TECHNOLOGIES CORP.
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             (Exact name of registrant as specified in its charter)

         California               0-14843                        33-0033759
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(State or other jurisdiction  (Commission                     (I.R.S. Employer
of incorporation)              File Number)                  Identification No.)

7321 Lincoln Way, Garden Grove, California                      92641
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 (Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code            (714)    898-0007
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                                 Not Applicable
                               ------------------
         (Former Name or former address, if changed, since last report)

Item 5.           Other Information and Regulation FD Disclosure

                  On June 21, 2004, we received a letter from The Nasdaq Stock Market indicating that our common stock (ticker: DPAC) had failed to meet one of Nasdaq's continuing listing requirements--that the closing bid price be at least $1.00 per share. Our common stock is traded on the Nasdaq National Market. The reported closing bid price was below $1.00 per share for the preceding 30 consecutive trading days before the date of the letter.

                  The Nasdaq letter gives us 180 days to regain compliance, or until December 20, 2004. To regain compliance, the closing bid price for shares of our common stock must be at or above $1.00 for any 10 consecutive trading days ending on or prior to December 20, 2004.

                  We hope to regain compliance within the allowed period ending December 20, 2004. Additional time to regain compliance would be awarded us only if we were to meet The Nasdaq National Market (the "National Market") initial listing criteria (as set forth in Marketplace Rule 4420), except for the bid price requirement. We would not presently satisfy all of the Nasdaq National Market's initial listing criteria, which are much more stringent than the continuing listing criteria.

                  By December 20, 2004, unless we regain compliance, the Nasdaq Staff will provide written notification that our common stock will be delisted or, at our request and under appropriate circumstances, moved to The Nasdaq SmallCap Market.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   DPAC TECHNOLOGIES CORP.
                                       (Registrant)



Date:    June 29, 2004              By:        /s/  Kim Early
                                             -----------------------------------
                                             Kim Early, Chief Executive Officer